E X H I B I T 99.2
                               - - - - - - -

                           ORIENT-EXPRESS HOTELS LTD.

                             2004 STOCK OPTION PLAN
                             ----------------------

1.       The Plan
         --------

         Orient-Express Hotels Ltd. (the "Company") may grant, in the manner and upon the terms and conditions set forth herein, options to purchase not in excess of an aggregate of 500,000 Class A or Class B common shares of the Company (adjusted, if necessary, in accordance with Section 12) to eligible directors, officers and employees of the Company and its subsidiaries (as determined in accordance with Section 3). Shares may be either authorized but unissued shares or acquired shares.

2.       Administration of the Plan
         --------------------------

         The Plan shall be administered, and the options hereunder shall be granted, by the Board of Directors of the Company or a committee thereof from time to time constituted pursuant to the Bye-Laws of the Company. Any decision of the Board or the committee shall be final and conclusive in all matters relating to the Plan. The Board or the committee may make or vary regulations for the administration and operation of the Plan not inconsistent with the provisions hereof. The Board or the committee may act only by a majority of its members in office, except that the members may authorize any one or more of their number or the Secretary of the Company to execute and deliver documents on their behalf. No member of the Board or the committee shall be liable for anything done or omitted to be done by him or by any other member in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

         The Board or the committee shall have authority to (a) adopt a subsidiary plan (the "U.K. Plan") under the Plan which provides for the grant of options on shares reserved under the Plan to eligible United Kingdom resident directors, officers and employees and complies with the requirements imposed by the United Kingdom Board of Inland Revenue, and (b) prescribe the form of options granted under the Plan; provided, however, in each case that the terms and conditions of the U.K. Plan and the form of the option are not more favorable to optionees than the terms and conditions of the Plan. Any option granted under the U.K. Plan shall be deemed to be outstanding also under the Plan.

         The Board or the committee is authorized, in its discretion exercised at the time of grant, to designate options as "United

States incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code.

3.       To Whom Options May Be Granted
         ------------------------------

         Options may be granted to those directors, officers and employees of the Company or any subsidiary who, in the opinion of the Board or the committee, have contributed significantly to the growth and progress of the Company or any subsidiary or to persons who, in the opinion of the Board or the committee, hold promise of contributing to the growth and progress of the Company or any subsidiary and who can be attracted to directorship, officership or employment through the grant of options under the Plan. The Board or the committee is hereby given the authority to determine which of the eligible directors, officers and employees are to be granted options and the number of shares to be allocated to each.

         No United States incentive stock option shall be granted to a person who is not an employee or (except as provided in Sections 4 and 7) to an employee who owns (or would be regarded as owning) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or its subsidiaries at the time the option is granted. In addition, in the case of United States incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all United States incentive stock option plans of the Company and its subsidiaries) shall not exceed U.S.$100,000.

         The term "subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, each of which owns at the time such option is granted (except in the case of the last such corporation in the chain) shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

4.       Option Price
         ------------

         The option price per share shall be not less than the fair market value of the shares subject to the option at the time it is granted, as determined in good faith by the Board or the committee. If a United States incentive stock option is granted to an employee who at the time the option is granted owns (or would be regarded as owning) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or its subsidiaries, the option price shall be at least 110 percent of the fair market value of the shares subject to the option at the time it is granted. The option price shall be subject to adjustment in accordance with Section 12.

5.       Circumstances Under Which Options May Be Granted
         ------------------------------------------------

         Options may be granted at any time and from time to time on or after the date on which the Plan is adopted by the Board of Directors of the Company and before the expiration of ten years therefrom. If prior to the expiration of ten years from the date on which the Plan is adopted, an option shall expire or otherwise terminate without having been exercised in full, the unexercised shares shall thereupon become available for the granting of options to other eligible directors, officers and employees. No option shall be granted unless, at the time such option is granted, the Company shall have available at least the number of shares covered by such option and by all other options then outstanding under the Plan.

6.       Options Not Assignable
         ----------------------

         Every option granted under the Plan shall provide that it is not transferable by the person to whom it is granted, otherwise than by will or the laws of descent and distribution, and that it is exercisable, during his lifetime, only by him.

7.       Manner of Exercise of Options
         -----------------------------

         Any person to whom an option has been granted may exercise the same, subject to the provisions of Section 10, at any time and from time to time before the expiration of not more than ten years (or, in the case of any United States incentive stock option granted to an employee subject to the second sentence of Section 4, not more than five years) from the date the option was granted. Any such exercise shall be effected by giving written notice to the Company, in a form satisfactory to the Board or the committee, specifying the number of shares with respect to which the option is being exercised. Any person to whom an option has been granted under the U.K. Plan may exercise the same under the Plan, subject to all the provisions hereof and provided that in the written notice of exercise the person states that he is exercising under the Plan and not under the U.K. Plan.

8.       Manner of Payment on Exercise of Options
         ----------------------------------------

         At the time of giving such notice, such person shall pay or cause to be paid to the Company the full option price of the shares as to which the option is exercised. As soon as practicable thereafter, the Company shall cause a certificate or certificates for such shares to be registered in the name of such person, in such denominations as such person may direct, and shall deliver said certificate or certificates to or upon the order of such person.

         Notwithstanding the foregoing, on concurrence by the Board or the committee (which concurrence may be granted or withheld in its sole discretion) the person exercising an option may elect to defer, for a term not to exceed five years from the date of exercise, payment of all or a portion of the option price of the shares as to which the option is exercised, provided, however that:

                  (a) in the case of an optionee who is a "United States person" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System of the United States of America, the portion of the option price so deferred for future payment shall not exceed the "good faith loan value" of the shares, within the meaning of the applicable provisions of Regulation G of such Board and as may be in effect on the date of exercise if such deferral is then subject to such regulation;

                  (b) the shares for which the option is exercised shall be issued to and registered in the name of the person exercising the option but shall be endorsed by the person in blank (either on the certificate or on a separate stock power) and held by the Company as collateral for the deferred portion of the option price;

                  (c) the person exercising the option shall execute a promissory note or other instrument of like effect in favor of the Company in a principal amount equal to the deferred portion of the option price, which instrument shall provide for the payment of interest at the rate, determined by the Board or the committee, of at least four percent per annum, payable quarterly;

                  (d) the person exercising the option shall have the right at any time and from time to time to withdraw part or all of the option shares from the collateral so held by the Company upon payment of a corresponding portion of the deferred option price, together with any accrued interest thereon, and that upon such payment the person exercising the option shall be discharged under the promissory note or other instrument, pro tanto, and shall then be free to dispose of the shares in any manner he may deem appropriate, subject to the relevant conditions and restrictions of the Plan; and

                  (e) the deferred payment arrangement shall be subject to such further terms and conditions as may be prescribed by the Board or the committee upon the exercise of options.

         The person exercising an option shall be entitled, from the date of exercise, to all the rights of a shareholder as to the shares covered by the exercise, including the right to vote the shares and to receive and retain all dividends paid thereon.

9.       Exercise After Death of Person to Whom Granted
         ----------------------------------------------

         In the event the person to whom an option is granted shall die owning but without having fully exercised the option, his estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee may, subject to the provisions of Section 10 (except subsection 10(b) and (d)), exercise the option at any time and from time to time before the expiration of the period of one year after the date of death, notwithstanding that the exercise may occur less than three years or more than ten years after the date of grant thereof, but only if the person so exercising the option shall have furnished the Company with evidence satisfactory to the Company of the person's right to exercise the option and of payment or provision for the payment of any estate, transfer, inheritance or death taxes payable with respect to the option or the shares to which it relates. Any such exercise shall be effected in the manner described in Sections 7 and 8. Any such exercise, however, shall not be permitted in the case of a United States incentive stock option after the expiration of ten years from the date the option was granted.

10.      Circumstances Under Which Options May Not Be Exercised
         ------------------------------------------------------

         Every option under the Plan shall provide that it may not be exercised (except as may be otherwise provided in Sections 9 and 11):

                  (a) until the shares reserved for issuance upon the exercise thereof have been listed upon any national securities exchange in the United States of America on which the Company's Class A or B common shares are then listed;

                  (b) until the expiration of a period of three years from the date the option was granted, and in any event not after (i) the expiration of a period of three months from the date a person ceases to be a director, officer or employee of the Company or a subsidiary thereof under circumstances not involving misconduct, impropriety or inefficiency on his part or (ii) the termination of the directorship, officership or employment of a person by the Company or a subsidiary thereof or the shareholders for reasons involving misconduct, impropriety or inefficiency on his part; provided, however, that a person ceasing to be a director, officer or employee of the Company or a subsidiary thereof on account of (i) retirement at or after the normal retirement date, (ii) early retirement not earlier than five years before the normal retirement date, (iii) injury or disability,
           (iv) dismissal for redundancy or (v) on concurrence of the Board or the committee (which concurrence may be granted or withheld in its sole discretion), the sale or other disposition of the subsidiary for which the person acts as director or officer or which employs the employee or the operating division of the Company or a subsidiary for which the employee performs his employment, shall be entitled to exercise an option at any time prior to the expiration of a period of three months from the date he ceases to be a director, officer or employee of the Company or a subsidiary thereof notwithstanding that such exercise is made prior to the expiration of a period of three years from the date such option was granted (and for purposes of this Section 10 hereof, the directorship, officership or employment of any person with the Company or a subsidiary thereof shall not be deemed to have ceased or terminated so long as such person shall continuously since the date of grant of the option be a director, officer or employee either of the Company or a subsidiary thereof or of Sea Containers Ltd. or a subsidiary thereof);

                  (c) unless the Board or the committee shall be satisfied that the issuance of shares upon exercise will be in compliance with all relevant rules and regulations of the United States Securities and Exchange Commission; or

                  (d) after the expiration of ten years from the date the option is granted.

11.      Change in Control
         -----------------

         For purposes of this Section 11, "Change in Control" means any of the following events:

                  (a) any "person" (as that term is defined for the purposes of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934), other than James B. Sherwood or a group including James B. Sherwood or any subsidiary of the Company, shall directly or indirectly acquire more than 40% of the voting shares of the Company then outstanding and then entitled to vote generally in the election of directors of the Company; or

                  (b) individuals who, on the date of adoption of the Plan, constitute the Company's Board of Directors (or the successors of such individuals nominated by such Board of Directors or a committee thereof on which such individuals or their successors constitute a majority) shall cease to constitute a majority of the Company's Board of Directors; or

                  (c) the Company amalgamates, merges or consolidates with or into any other corporation, other than a corporation which directly, or indirectly through one or more intermediaries, is controlled by James
         B. Sherwood or a group including James B. Sherwood, without the approval of its Board of Directors constituted as provided in clause
         (b) above; or

                  (d) the Company sells, leases, exchanges or otherwise disposes of all or substantially all of its assets and business without the approval of its Board of Directors constituted as provided in clause
         (b) above.

         In the event of a Change in Control, and notwithstanding anything to the contrary in Section 3, any outstanding option granted under the Plan which an optionee shall not then have been entitled to exercise shall become exercisable immediately prior to or concurrently with the occurrence of the Change in Control and the optionee shall have the right to exercise all such options.

         Notwithstanding anything in the Plan to the contrary, in the event of exercise of an option following a Change in Control, the optionee may elect, in the written notice provided for in Sections 7 and 8, (i) to pay or cause to be paid to the Company the full option price of the shares as to which the option is exercised, or (ii) to surrender to the Company all or any part of an option and receive from the Company upon such surrender an amount in cash equal to the excess, if any, of the determined value of the shares subject to the option or portion thereof so surrendered over the aggregate exercise price of such shares as set forth in the applicable option grant letter. The term "determined value" as used herein means the higher of (A) the highest sale price per Class A or B common share of the Company on the New York Stock Exchange (or, if any of such shares are not listed on that exchange at that time, then the highest sale price of the shares on the principal stock exchange on which such shares are listed, or if such shares are not listed, then the over-the-counter market) during the 12 months immediately preceding the date of the Change in Control, or (B) the highest price per share actually paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent amalgamation, merger or combination with any entity that acquires control of the Company), in either case multiplied by the number of shares subject to the option or portion thereof so surrendered. In the event of a surrender of all or a portion of an option pursuant to this Section, the number of shares as to which the option was surrendered shall not again become available for use under the Plan.

         The obligations of the Company under the Plan shall be binding upon any successor company, corporation or other organization resulting from any amalgamation, merger, consolidation or other reorganization of the Company, or upon any successor company, corporation or organization succeeding to all or substantially all of the assets and business of the Company, in any such case which would constitute a Change in Control. The Company agrees that it will make appropriate provisions for the preservation of all optionees' rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such amalgamation, merger, consolidation, reorganization or transfer of assets constituting a Change in Control.

12.      Adjustment of Number or Kind of Shares
         --------------------------------------

         If the Company shall effect one or more share splits, share dividends, combinations of shares, exchanges of shares or similar capital adjustments, the Board or the committee shall appropriately adjust the aggregate number and kind of shares with respect to which options have been granted or may be granted under the Plan. Every option granted under the Plan shall provide that, in the event of any such capital adjustments, the number and kind of the shares with respect to which it may be exercised, and the option price, shall be appropriately adjusted.

13.      Amendment
         ---------

         The Plan may be amended from time to time by the Board of Directors of the Company. No amendment shall alter or impair any of the rights or obligations of any person, without his consent, under any option theretofore granted under the Plan.

14.      Termination
         -----------

         The Plan shall terminate upon the first of the following dates or events to occur:

                  (a) if the Company is a participant in any corporate amalgamation, merger, consolidation or other transaction and no provision is made at the time of the transaction to continue the Plan, except as provided in Section 11;

                  (b) resolution of the Board of Directors of the Company terminating the Plan; or

                  (c) on February 9, 2014.

         In the event of termination of the Plan in any of the ways provided hereinabove, the provisions of the Plan shall continue in full force and effect as regards any options granted prior to such termination.

15.      Effect of Options Upon Employment
         ---------------------------------

         Nothing in the Plan shall be construed as giving any person acting as a director or officer of or employed by the Company or any subsidiary thereof the right to be retained in such directorship, officership or employment. The Company and any subsidiary thereof and the shareholders shall have the right to dismiss any director, officer or employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan, and under no circumstances shall a person ceasing to be a director, officer or employee by reason of dismissal or otherwise be entitled to or claim against the Company or any subsidiary thereof any compensation for or in respect of any consequent reduction or loss of his rights or benefits (actual or prospective) under any option held by him in connection with the Plan.

16.      Construction
         ------------

         In all respects the Plan shall be governed by, and be construed in accordance with, the laws of the Islands of Bermuda.



                                    * * * * *